MONTHLY NOTEHOLDER'S STATEMENT

                      FLEET BANK (RI), NATIONAL ASSOCIATION
--------------------------------------------------------------------------------
            FIRST NORTH AMERICAN NATIONAL BANK MASTER NOTE TRUST

                                  SERIES 2003-A

--------------------------------------------------------------------------------


Pursuant to the Master Indenture, dated as of July 1, 2002, as thereafter amended and supplemented, between the FNANB Credit Card Master Note Trust, as Issuer (the "Issuer"), and JPMorgan Chase Bank, as Indenture Trustee (the "Indenture Trustee"), and as acknowledged and agreed to by Fleet Bank (RI), National Association (successor servicer to First North American National Bank and successor Transferor to DC Funding International Inc.), as Servicer (the "Servicer"), and as Transferor (the "Transferor"), as supplemented by the Series 2003-A Indenture Supplement dated as of May 29, 2003 between the Issuer and the Indenture Trustee and as acknowledged and agreed to by the Servicer and Transferor (as so supplemented, the "Indenture"), the Servicer is required to report certain information each month relating to the Issuer and the Series 2003-A Notes. The information with respect to the applicable Distribution Date and Collection Period is set forth below.


Collection Period Ending                             December 31, 2003
Determination Date                                     January 8, 2004
Distribution Date                                     January 15, 2004


                                                                  ------
Class A Accumulation Period ("Y" or "N")?                           N
                                                                  ------

                                                                  ------
Class B Accumulation Period ("Y" or "N")?                           N
                                                                  ------

                                                                  ------
Early Amortization Period ("Y" or "N")?                             N
                                                                  ------

                                                                  ------
Class B Investor Amount paid in full ("Y" or "N")?                  N
                                                                  ------



MASTER TRUST INFORMATION

Receivables

1.  The aggregate amount of Receivables less all Receivables in Charged-Off Accounts as of the end of the last day of
    the Collection Period was equal to:                                                             $ 1,354,858,851.58

2.  The aggregate amount of Principal Receivables as of the
    end of the last day of the Collection Period (not including
    reduction for Discount Receivables) was equal to:                                               $ 1,322,612,624.59

3.  The average Discount Percentage for the Collection Period:                                                   2.00%

4.  The aggregate amount of Discount Option Receivables as of
    the end of the last day of the Collection Period was equal to:                                  $    26,452,252.49

5.  The aggregate amount of Principal Receivables as of the
    end of the last day of the Collection Period (including
    reduction for Discount Receivables) was equal to:                                               $ 1,296,160,372.10

6.  The aggregate amount of Finance Charge Receivables as of the end of the last day of the Collection Period (not including
    increase for Discount Receivables) was equal to:                                                $    32,246,226.99

7.  The aggregate amount of Finance Charge Receivables as of the end of the last day of the Collection Period (including
    increase for Discount Receivables) was equal to:                                                $    58,698,479.48

8.  The average amount of Receivables for the Collection
    Period was equal to:
    a. Average Principal Receivables (including reduction for Discount Option Receivables)          $ 1,294,736,364.07
    b. Average Total Receivables                                                                    $ 1,353,662,338.93

9.  The Transferor Amount as of the end of the last day of the
    Collection Period:                                                                              $   246,520,372.10

10. Minimum Transferor Amount required as of end of last day of Collection Period:                  $             0.00

11. The aggregate amount of Principal Charge-Offs for the
    Collection Period (including reduction for Discount
    Option Receivables) was equal to:                                                               $    18,498,478.93

12. The aggregate amount of Finance Charge Charge-Offs
    for the Collection Period (including increase for
    Discount Option Receivables) was equal to:                                                      $     3,743,313.75

13. The Excess Funding Account Balance as of the end of the
    last day of the Collection Period                                                               $             0.00


Collections

14. The aggregate amount of Principal Collections for the
    Collection Period was equal to:
    a.)  Collection of Principal Receivables:                                                       $    85,657,037.25
    b.)  Discount Receivable Collections:                                                           $    -1,713,140.75
                                                                                                    ------------------
    c.) Total Principal Receivable Collections:                                                     $    83,943,896.51


15. The aggregate amount of Finance Charge Collections for the
    Collection Period was equal to:
    a.)  Collection of Finance Charge Receivables                                                   $    23,151,728.28
    b.)  Interchange Amount                                                                         $     1,518,082.00
    c.)  Discount Receivable Collections                                                            $     1,713,140.75
                                                                                                    ------------------
    d.)  Total Finance Charge Receivable Collections                                                $    26,382,951.03

16. The aggregate amount of interest earnings (net of losses and investment expenses) on the Excess Funding
    Account for the Collection Period:                                                              $             0.00

17. The aggregate amount of Recoveries for the relevant Collection Period                           $     1,882,374.04

18. The aggregate amount of Collections processed for the
    Collection Period:                                                                              $   112,209,221.57

Invested Amounts

19. The 2002-A Net Investment at the end of the last day of the
    Collection Period was equal to:
    a.  Class A                                                                                     $   415,950,000.00
    b.  Class B                                                                                     $    83,690,000.00
                                                                                                    ------------------
    c.  Total                                                                                       $   499,640,000.00

20. The average amount of the 2002-A Net Investment for the
    Collection Period was equal to:
    a.  Class A                                                                                     $   415,950,000.00
    b.  Class B                                                                                     $    83,690,000.00
                                                                                                    ------------------
    c.  Total                                                                                       $   499,640,000.00

21. The 2003-A Net Investment at the end of the last day of the
    Collection Period was equal to:
    a.  Class A                                                                                     $   423,500,000.00
    b.  Class B                                                                                     $   126,500,000.00
                                                                                                    ------------------
    c.  Total                                                                                       $   550,000,000.00

22. The average amount of the 2003-A Net Investment for the
    Collection Period was equal to:
    a.  Class A                                                                                     $   423,500,000.00
    b.  Class B                                                                                     $   126,500,000.00
                                                                                                    ------------------
    c.  Total                                                                                       $   550,000,000.00

23. The aggregate Invested Amount across all series of Investor
    Certificates outstanding as of the end of the last day of the
    Collection Period:                                                                              $ 1,049,640,000.00

Series 2003-A Allocation Percentages

24. The Fixed Allocation Percentage with respect to the Collection Period:                                       0.00%

25. The Floating Allocation Percentage with respect to the Collection Period:                                   42.33%

Allocation of Collections

26. The Series 2003-A allocation of Collections of Principal
    Receivables for the Collection Period:                                                          $    35,532,341.13

27. The Series 2003-A allocation of Collections of Finance
    Charge Receivables for the Collection Period:                                                   $    11,167,554.22

Portfolio Yield and Delinquencies

28. The Portfolio Yield for the Collection Period:                                                               7.31%

29. The 3-month average Portfolio Yield for the three most recent
    Collection Periods:                                                                                          6.90%

30. The Base Rate for the Collection Period:                                                                     3.48%

31. The 3-month average Base Rate for the three most recent
    Collection Periods:                                                                                          3.48%

32. The 3-month average Portfolio Adjusted Yield:                                                                3.42%

33. The amount of Shared Excess Finance Charge Collections
    allocable to Series 2003-A with respect to any Finance Charge
    Shortfall in such Series for the Collection Period:                                             $             0.00

34. The aggregate outstanding balance of Receivables which were, as of the last day of the Collection Period:
    (a) Delinquent 31 to 60 days                                                                    $    36,899,211.18
    (b) Delinquent 61 to 90 days                                                                    $    27,480,689.07
    (c) Delinquent 91 days or more                                                                  $    60,065,860.24

Determination of Monthly Interest

35. Class A Monthly Interest:
        a.  Class A Monthly Interest                                                                $       598,987.81
        b.  Funds allocated and available to pay Class A
            Monthly Interest for the Collection Period                                              $    11,179,421.58
        c.  Class A Interest Shortfall                                                              $             0.00
        d.  Class A Additional Interest                                                             $             0.00

36. Class B Monthly Interest:
        a.  Class B Monthly Interest                                                                $       970,843.58
        b.  Funds allocated and available to pay Class B
            Monthly Interest for the Collection Period                                              $     1,702,320.64
        c.  Class B Interest Shortfall                                                              $             0.00
        d.  Class B Additional Interest                                                             $             0.00

Determination of Monthly Principal

37. Class A Monthly Principal (pursuant to section 4.4a):
        (X).a.  Available Principal Collections with respect to such
                Distribution Date (including Shared Principal Collections):                         $             0.00
        (Y).a.  Controlled Accumulation Amount                                                      $             0.00
            b.  Deficit Controlled Accumulation Amount (prior period)                               $             0.00
                                                                                                    ------------------
            c.  Controlled Deposit Amount (sum a + b)                                               $             0.00
        (Z).a.  Class A Invested Amount (including Principal Collections
                transferred to the Principal Funding Account)                                       $   423,500,000.00

        Class A Monthly Principal (the least of X,Y,Z)                                              $             0.00

38. Class B Monthly Principal (pursuant to section 4.4b)
    (distributable only after payout of Class A)
        (X).a.  Available Principal Collections with respect to such
                Distribution Date:                                                                  $             0.00
        (Y).a.  Invested Amount                                                                     $   126,500,000.00

        Class B Monthly Principal (the least of X,Y)                                                $             0.00

Available Funds

39. Available Funds
        a.  Total Finance Charge allocation                                                         $    11,167,554.22
        b.  The amount of Principal Funding Investment Proceeds, Reserve
            Account Investment Proceeds, and Spread Accout Investment Proceeds
            for such prior Collection Period                                                        $        11,867.36
        c.  Any amount of Reserve Account withdrawn and
            included in Available Funds                                                             $             0.00
        d.  Available Funds (sum a-c)                                                               $    11,179,421.58

Reallocated Principal Collections

40. Principal Reallocation Amount                                                                   $             0.00

41. Reallocated Principal Collections applied to Class A Required Amount                            $             0.00

42. Reallocated Principal Collections applied to the Required Servicing Fee                         $             0.00

Investor Default Amounts

43. Aggregate Investor Default Amount                                                               $     7,830,161.46

Allocable Amounts for Series 2003-A

44. The Allocable Amount for Series 2003-A as of the end of the
    Collection Period (Investor Default Amount + Series 03-A Adjust Amount)                         $     7,830,161.46


Required Amounts for Series 2003-A

45. Class A Required Amount
        (a)  i.  Class A Monthly Interest for current Distribution
                 Date                                                                               $       598,987.81
            ii.  Class A Monthly Interest previously due but not
                 paid                                                                               $             0.00
           iii.  Class A Additional Interest for prior Collection Period
                 or previously due but not paid                                                     $             0.00
        (b)      Available Funds and Shared Excess Finance Charge Collections
                 allocated to 2003-A and amount withdrawn from Spread Account                       $    11,179,421.58
                    --------------------------------------------------------------------------------------------------
                 Class A Required Amount (sum of i-iii minus b)                                     $             0.00

Investor Charge-Offs

46. The aggregate amount of  Investor Charge-Offs                                                   $             0.00

Servicing Fee

47. Servicing Fee for the Collection Period                                                         $       916,666.67

Reserve Account

48. Lowest historical 3-month Portfolio Adjusted Yield
    (must be > 4%, or line 49 will adjust accordingly)                                                           3.42%

49. Reserve Account Funding Date (based on line 48)                                                         02/15/2005

50. Required Reserve Account Amount (after the Reserve Account
    Funding Date, 0.5% times the Class A Note Principal Balance)                                    $             0.00

51. Covered Amount                                                                                  $             0.00

52. Available Reserve Account Amount
        a.  Reserve Draw Amount                                                                     $             0.00
        b.  Amount on deposit in the Reserve Account on the
            Distribution Date                                                                       $             0.00
        c.  Reserve Account Investment Proceeds                                                     $             0.00
        d.  Amount on deposit in the Reserve Account at end of relevent
            Due Period less Investment Proceeds                                                     $             0.00
        e.  Required Reserve Account Amount                                                         $             0.00
        f.  Available Reserve Account Amount (after Reserve Draw)                                   $             0.00
        g.  Required Reserve Account Deposit on Distribution Date                                   $             0.00
        h.  Reserve Account Surplus on Distribution Date                                            $             0.00

Principal Funding Account

53. Principal Funding Account Balance as of prior Distribution Date less
    investment proceeds                                                                             $             0.00

54. a.  Daily deposits to the Principal Funding Account during the
        relevant Due Period                                                                         $             0.00
    b.  Principal Funding Account investment proceeds                                               $             0.00

55. Withdrawal of Investment Proceeds from the Principal Funding
    Account during the relevant Due Period                                                          $             0.00

56. Principal Funding Account Balance as of the last day of the
    relevant Due Period less investment proceeds                                                    $             0.00

Spread Account

57. Required Spread Account Percentage
        (a) Adjusted Portfolio Yield                                                                             7.31%
        (b) Three-Month Average Excess Spread Percentage                                                         3.42%
        (c) Required Spread Account Percentage                                                                   3.00%
58. Spread Account Activity
        (a) Spread account balance as of the beginning of the due period                            $    16,512,484.83
        (b) Deposits/(withdrawals) during the due period                                            $          -617.47
        (c) Spread Account balance as of the end of the due period                                  $    16,511,867.36
        (d) Investment Proceeds                                                                     $        11,867.36
        (e) Spread Account balance as of the end of the due period,
            net of Investment Proceeds                                                              $    16,500,000.00
        (f) Withdrawals on the Distribution Date                                                    $             0.00
59. Spread Account Required Amounts
        (a) Available Spread Account Amount                                                         $    16,500,000.00
        (b) Required Spread Account Amount                                                          $    16,500,000.00
        (c) Excess on Deposit over/(Deficiency under) the
            Required Spread Account Amount                                                          $             0.00
        (d) Deposits on the Distribution Date                                                       $             0.00
        (e) Distributions to Ambac for upaid amounts                                                $             0.00
        (f) Distributions to the Transferor                                                         $             0.00
        (g) Spread Account Balance as of the end of the Distribution Date                           $    16,500,000.00
60. Spread Account Funding
        (a) Amount applied to fund Spread Account attributed to
            Available Funds and Shared Excess Finance Charge Collections                            $             0.00
        (b) Amount applied to fund Spread Account attributed to
            Shared Excess Principal Collections                                                     $             0.00

61. Policy Draw Amount                                                                              $             0.00

Certificate LIBOR Determination

62. Certificate LIBOR Determination date for the Collection Period                                          12/11/2003

63. Certificate LIBOR rate for the Collection Period                                                          1.16250%

64. As of the date hereof, no Early Amortization Event has been deemed to have occured during the Collection Period.


IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Certificate this 15th day of January, 2004.

                                   Fleet Bank (RI), National Association,
                                   as Transferor and Servicer


          By:     /s/JOHN S. FIORAVANTI
                ---------------------------
          Name:   John S. Fioravanti
          Title:  Vice President